CERTIFICATION

I, Thomas F. Thurlow, Chairman and Chief Executive Officer (Principal Executive and Financial Officer) of The Thurlow Funds, Inc., certify that:

1.

I have reviewed the report on From N-SAR of The Thurlow Funds, Inc.;

2.

Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, financial information included in the report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition and results of operations and changes in net assets of the registrant as of, and for, the periods presented in the report.

Dated: September 20, 2002

/s/ Thomas F. Thurlow

Thomas F. Thurlow

Chairman and Chief Executive Officer (Principal Executive and Financial Officer)

The Thurlow Funds, Inc.